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                                    (FRONT)

Series
Certificate Number

                        Beneficial Assignee Certificate

                     [BOSTON CAPITAL PARTNERS, INC. LOGO]

                    BOSTON CAPITAL TAX CREDIT FUND IV L. P.
              (organized under the Laws of the State of Delaware)
        BENEFICIAL ASSIGNEE CERTIFICATE OF LIMITED PARTNERSHIP INTEREST

     This certifies that ___________________________________________ is the owner of Beneficial Assignee Certificates of Limited Partnership Interest (the "BACs") in Boston Capital Tax Credit Fund IV L. P. Series ___ (the "Partnership"), a limited partnership organized under the laws of the State of Delaware, issued by its assignor limited partner, BCTC IV Assignor Corp., a Delaware corporation (the "Assignor Limited Partner"), pursuant to and in accordance with the Agreement of Limited Partnership as amended from time to time (the "Partnership Agreement"). Such Partnership Agreement authorizing the transfer of the beneficial interests of BCTC IV Assignor Corp. to the holder hereof (the "BAC Holder"), is hereby incorporated by reference as fully as if set forth in its entirety, all of the provisions of which, including but not limited to the rights and privileges, the restrictions and qualifications thereof as set forth therein. No transfer, sale, pledge or other disposition of the BACs evidenced by this Certificate may be made except by compliance with the provisions of the Partnership Agreement and applicable law. The holder and every transferee or assignee hereof or of the BAC represented hereby or any interest therein agrees to be bound by the terms of the Partnership Agreement.

     [This Certificate is not valid unless registered and countersigned by the Transfer Agent and Registrar.]
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     ATTENTION CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR
TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership and the Assignor Limited Partner.

Date: _____________________       Boston Capital Tax Credit
                                    Fund IV L.P.

                                  By:  Boston Capital
                                         Associates IV L.P., its
                                       general partner

                                  By:  BCA Associates Limited Partnership, its
                                       general partner

                                       By:  C&M Management, Inc., its general
                                               Partner

                                       By:  ___________________________
                                                John Manning
                                                President



                                       BCTC IV Assignor Corp.,
                                       Assignor Limited Partner


                                       By:  ___________________________
                                                Richard DeAgazio
                                                President


[Countersigned and Registered:
    Registrar and Transfer Company,
    Transfer Agent and Registrar


      By: ___________________________
            Authorized Signature]
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                                     (BACK)

                 THE INTERESTS EVIDENCED BY THIS CERTIFICATE ARE
                SUBJECT TO THE TERMS OF THE PARTNERSHIP AGREEMENT
                        AND TO THE FOLLOWING PROVISIONS:


     This Certificate and the Interests evidenced hereby (but no fractional part of an Interest) may be transferred only by the holder of record hereof upon the surrender of this Certificate, duly executed to the Partnership or its Designee; subject, however, to all of the limitations and restrictions contained in the Partnership Agreement. This Certificate may be surrendered to the Assignor Limited Partner or its Designee, in exchange for one or more certificates for the same aggregate number of BACs, provided, however that no certificate may be issued representing a fractional BAC.

     Until due presentation of this Certificate for entry in the books and records of the Partnership, the Partnership may treat the holder of record of the BACs represented by this Certificate as the owner thereof for all purposes and shall not be charged with notice of any claim or demand to the BACs represented by this Certificate or the Interest of any other person. The entry in the books and records of the Partnership of the transfer of this Certificate shall transfer to the transferee as of the effective date prescribed by Article VII of the Partnership Agreement such right, title, and interest of the transferor in and to this Certificate (and to the Interests evidenced hereby) as is prescribed by Article VII of the Partnership Agreement. A transfer of this Certificate shall not hereby transfer to the transferee the right to any sum payable to the holder of record prior to the effective date of such transfer.

     Any transferee or assignee hereof or of the BACs represented hereby or any interest therein is advised to consult his tax advisor with respect to the applicable tax consequences to him at the time of acceptance of the sale, assignment or transfer of the BACs represented by this Certificate.

     Any transferee or assignee hereof or of the BACs represented hereby or any interest therein is advised to consult his tax advisor with respect to the applicable tax consequences to him at the time of acceptance of the sale, assignment or transfer of the BACs represented by this Certificate.

     The transferee, if a resident of California upon acceptance of the sale, assignment or transfer of the BACs represented by this Certificate confirms that the BACs are a suitable investment for the transferee based upon the following suitability standards: (1) minimum annual gross income for the current year of $60,000 and a net worth (excluding home, home furnishings and automobiles) of $60,000 or (2) net worth (excluding home, home furnishings and automobiles) of not less than $175,000. In addition to this requirement, a Pennsylvania transferee's net worth must also be equal to or greater than ten times his or her dollar amount of BACs purchased.


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BAC Holders are advised as follows:

     You have acquired an interest in Boston Capital Tax Credit Fund IV L.P., One Boston Place, Suite 2100 Boston, Massachusetts 02180-4406, whose taxpayer identification number is __________. The Internal Revenue Service has issued Boston Capital Tax Credit Fund IV L.P. the following tax shelter registration number:

     You must report this registration number to the Internal Revenue Service, if you claim any deduction, loss, credit, or other tax benefit or report any income by reason of your investment in Boston Capital Tax Credit Fund IV L.P., Series ___.

     You must report the registration number (as well as the name, and taxpayer identification number of Boston Capital Tax Credit Fund IV L.P.) on Form 8271.

     Form 8271 must be attached to the return on which you claim the deduction, loss, credit, or other tax benefit or report any income.

     Issuance of a registration number does not indicate that this investment or the claimed tax benefits have been reviewed, examined, or approved by the Internal Revenue Service.


                                       2
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     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws of regulations.

TEN COM - as tenants in common
UNIF GIFT MIN - .................... Custodian.................................
             (cust)                                      Minor)
             under Uniform Gifts to Minors Act
             ............................................................
                                (State)

TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list


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FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF TRANSFEREE

__________________________________

_______________________________________________________________________________
(Please print name and address of transferee)

the beneficial assignee certificates of limited partnership interest, and does hereby irrevocably constitute and appoint _____________________ to transfer said certificate on the books of the Partnership with full power of substitution.

Date: ______________________            ___________________________________
                                        The above signature of the transferor
                                        must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatsoever.


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